Exhibit 99.2

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor Relations,

(713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

OTCQX: SPNX

SUPERIOR ENERGY REACHES AGREEMENT WITH HOLDERS OF 69.2%

OF SENIOR NOTES ON TERMS OF COMPREHENSIVE FINANCIAL

RECAPITALIZATION TO CONVERT ALL OF THE COMPANY’S $1.3

BILLION OF FUNDED INDEBTEDNESS INTO EQUITY

•	Financial Recapitalization Expected to be Implemented through “Pre-Packaged” Chapter 11 Process and Will Convert All $1.3 Billion of Company’s Funded Debt into Equity

•	Superior Will Continue to Conduct Business As Usual With Customers, Vendors and Employees

•	Company Will Have Strong Post-Emergence Liquidity and Will Implement A Solid Line of Credit to Support Operational Needs

Houston, Texas September 30, 2020 – Superior Energy Services (OTCQX: SPNX) (“Superior” or the “Company”) announced today that it has entered into a restructuring support agreement (the “Restructuring Support Agreement”) with a group of its senior noteholders (the “Ad Hoc Noteholder Group”) that collectively hold or control approximately 69.2% of the Company’s senior unsecured notes. The proposed comprehensive financial recapitalization would deleverage 100% of the Company’s long-term debt and related interest costs, provide access to additional financing and establish a capital structure that the Company believes will allow the Company to thrive in a low-commodity-price environment. The transactions contemplated by the Restructuring Support Agreement are expected to close before the end of 2020.

Superior expects to implement the transactions contemplated by the Restructuring Support Agreement through a “pre-packaged” plan of reorganization (the “Plan of Reorganization”) through the filing of voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the Southern District of Texas. Superior intends to continue engaging in discussions with its creditors that are party to the Restructuring Support Agreement. Senior noteholders that execute the Restructuring Support Agreement within five (5) business days of the date of the Restructuring Support Agreement will receive a cash payment equal to the amount of outstanding accrued interest on such senior noteholders’ notes.

Business as Usual

The Restructuring Support Agreement contemplates that the Company will continue operating its businesses and facilities without disruption to its customers, vendors and employees, including that all trade claims against the Company (whether arising prior to or after the commencement of the Chapter 11 Cases) will be paid in full in the ordinary course of business. David Dunlap, President and CEO of Superior added, “The Superior team and our many partners have worked tirelessly to lessen the impacts of external challenges on the Company in recent months. I would like to express my gratitude to all of our loyal employees, customers and vendors for their ongoing support of our business. We do not anticipate any operational interruptions as a result of this announcement and we feel that our “fortress” balance sheet and strategic positioning following the restructuring will allow us to continue to provide the same quality of high-end products and services to our customers.”

Potential Separation of the North American Service Business

As part of the recapitalization, the Company and the Ad Hoc Noteholder Group are contemplating separating Superior’s business into two separate companies. To the extent the separation occurs, Superior’s U.S. onshore businesses, including service rigs, coiled tubing, wireline, pressure control, flowback, fluid management, accommodations, and discontinued pressure pumping assets would become a new consolidation platform for U.S. onshore assets (“NAM”). The Company’s globally diversified service lines would remain with Superior, including premium drill pipe rentals, bottom hole assemblies, completion tools and products, hydraulic workover, snubbing and production services, and well control services (“RemainCo”).

Key Financial Restructuring

Under the terms of the Restructuring Support Agreement, the Company’s senior noteholders have the right to decide whether or not to separate the business into two companies (RemainCo and NAM) upon completion of the restructuring transactions.

A separation of NAM and RemainCo would result in the following economic terms upon emergence from Chapter 11:

•

RemainCo: The Company’s senior noteholders would receive 98.5% of RemainCo’s equity, while existing shareholders would receive 1.5% of such equity (along with 5-year warrants to purchase 10% of RemainCo equity at a price equivalent to par plus accrued interest on the senior unsecured notes (the “RemainCo Warrants”)), in each case subject to dilution on account of a management incentive plan (the “MIP”) and RemainCo warrants.

•	NAM: The Company’s senior noteholders would receive 95% of NAM’s equity, while existing shareholders would receive 5% of such equity, in each case subject to dilution from the MIP.

If the Company remains consolidated, upon emergence from Chapter 11 the Company’s senior noteholders would receive 98% of Consolidated Superior’s equity, while existing shareholders would receive 2% of such equity (along with 5-year warrants to purchase 10% of Consolidated Superior equity at a price equivalent to par plus accrued interest on the notes (the “Consolidated Superior Warrants”)), in each case subject to dilution from the MIP and the Consolidated Superior Warrants.

The Company is in discussions with its credit providers to secure financings that would be provided under either scenario. Additionally, certain members of the Ad Hoc Noteholder Group have executed a commitment letter to provide up to $200 million in a Delayed Draw Term Loan (the “DDTL”) to Consolidated Superior or RemainCo, as the case may be, if needed.

Ducera Partners and Johnson Rice & Company are acting as financial advisors for the Company, Latham & Watkins, LLP as legal counsel, and Alvarez & Marsal as restructuring advisor. Evercore is acting as financial advisor for the Ad Hoc Noteholder Group and Davis Polk & Wardwell LLP as legal counsel.

About Superior

Superior Energy serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit http://www.superiorenergy.com.

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Superior Energy, SESI, RemainCo, and NAM, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the timing and effect of the recapitalization; the ability of Superior to satisfy the conditions to Restructuring Support Agreement, general market and economic conditions, changes in law and government regulations and other matters affecting the businesses of Superior Energy, SESI, RemainCo, and NAM.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Superior Energy’s Annual Report on Form 10-K for the year ended December 31, 2019, and those set forth from time to time in Superior Energy’s filings with the Securities and Exchange Commission. Except as required by law, Superior Energy expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

No Solicitation or Offer

Any new securities to be issued pursuant to the restructuring transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.